HERLEY REPORTS SECOND QUARTER RESULTS

              CONFERENCE CALL SCHEDULED FOR THURSDAY, MARCH 8, 2007

Lancaster, PA - March 6, 2007 Herley Industries, Inc. (Nasdaq: HRLY) today reported financial results for the second quarter ended January 28, 2007.

Net sales for the thirteen weeks ended January 28, 2007 were approximately $38.0 million. Net income for the period was approximately $1.7 million.

John M. Kelley, Herley President, commented, "Herley is regaining pre-suspension momentum and sales levels. Our book-to-bill for the quarter was 1.14 to 1. Backlog at the end of the second quarter was $136 million. Additionally, we are pleased that the scope of the U. S. defense budget includes areas where Herley has experience, technical expertise, and proven products and capabilities. We look forward to these opportunities to provide microwave hardware and solutions to the U. S. Government and its prime military contractors."

Myron Levy, Chairman and CEO, said, "Herley took a "standing eight count" with the suspension. With a cleared head, we are now moving forward, and expect increasing revenues and profitability. We are pleased with these initial results in Q2, and we anticipate continued improvement in Q3 and Q4. As we progress, we will hold more frequent communications to share what we believe will be good news with our friends, customers, and shareholders."

Mr. Kelley will host a conference call on March 8, 2007 at 10:00 a.m. Eastern time to discuss financial results for the second quarter ended January 28, 2007. To join the conference call dial 1 (888) 425-4188, referencing Conference ID 1338659.

A taped replay of the call will be available on March 8, 2007 at 11:00 a.m. through March 15, 2007 at 11:59 p.m. Eastern time. To listen to the replay dial:
1 (800) 642-1687 (U.S.) or 1 (706) 645-9291  (International),  and Conference ID
1338659.

In addition, the conference call will be broadcast live over the Internet and can be accessed through the following URL: http://www.videonewswire.com/event. asp?id=38197. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has eight manufacturing locations and more than 1000 employees. Additional information about the company can be found on the Internet at www.herley.com

--------------------------------------------------------------------------------
Safe Harbor Statement - Except for the historical information contained herein, this presentation may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential," "thinks", "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the belief of the Company's management, as well as assumptions made by and information currently available to the Company's management. The Company's results could differ materially based on various factors, including, but not limited to, cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, the effects of the recently announced indictment of the Company and general economic conditions. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.
--------------------------------------------------------------------------------

For information at Herley contact:
Peg Guzzetti                                                Tel:  (717) 735-8117
Investor Relations                                          www.herley.com

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                  January 28,
                                                                     2007         July 30,
                                                                  (Unaudited)      2006
                                                                  ----------    -----------

                 ASSETS
Current Assets:
     Cash and cash equivalents                                  $    24,124   $     22,303
     Trade accounts receivable                                       28,438         30,600
     Costs incurred and income recognized in excess
        of billings on uncompleted contracts and claims              13,006         13,926
     Other receivables                                                1,657            769
     Inventories, net                                                53,984         52,909
     Deferred income taxes and other                                  5,705          4,932
                                                                  ----------    -----------
                        Total Current Assets                        126,914        125,439
Property, Plant and Equipment, net                                   30,027         30,478
Goodwill                                                             73,862         73,612
Intangibles, net of accumulated amortization of $4,362
     at January 28, 2007 and $3,468 at July 30, 2006                 19,485         19,989
Other Assets                                                          1,725          1,932
                                                                  ----------    -----------
                                                                $   252,013   $    251,450
                                                                  ==========    ===========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Current portion of long-term debt                          $     1,321   $        630
     Current portion of employment settlement agreement -
        (net of imputed interest of $331)                             1,027         -
     Accounts payable and accrued expenses                           16,707         21,503
     Billings in excess of costs incurred and
         income recognized on uncompleted contracts                     701            555
     Income taxes payable                                             4,957          3,395
     Accrual for contract losses                                      1,974          2,959
     Accrual for warranty costs                                       1,150            986
     Advance payments on contracts                                    4,840          3,323
                                                                  ----------    -----------
                        Total Current Liabilities                    32,677         33,351
Long-term Debt                                                        6,577          5,948
Long-term Portion of Employment Settlement Agreement -
   (net of imputed interest of $665)                                  4,672         -
Other Long-term Liabilities                                           1,439          1,265
Deferred Income Taxes                                                 5,390          7,416
                                                                  ----------    -----------
                                                                     50,755         47,980
                                                                  ----------    -----------
Commitments and Contingencies
Shareholders' Equity:
     Common stock, $.10 par value; authorized 20,000,000 shares;
      issued 14,761,366 and outstanding 13,962,799 in 2007
      issued 14,660,716 and outstanding 13,862,149 in 2006            1,476          1,466
     Additional paid-in capital                                     115,128        113,418
     Retained earnings                                               91,948         96,286
     Treasury stock, 798,567 common shares at cost                   (9,044)        (9,044)
     Accumulated other comprehensive income                           1,750          1,344
                                                                  ----------    -----------
                        Total Shareholders' Equity                  201,258        203,470
                                                                  ----------    -----------
                                                                $   252,013   $    251,450
                                                                  ==========    ===========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands except per share data)
                                   (Unaudited)


                                                        Thirteen weeks ended       Twenty-six weeks ended
                                                    -------------------------     -------------------------
                                                    January 28,    January 29,    January 28,   January 29,
                                                       2007          2006           2007           2006
                                                    -----------    ----------     ----------    -----------
Net sales                                         $     37,997   $    45,839    $    78,113   $     87,777
                                                    -----------    ----------     ----------    -----------

Cost and expenses:
      Cost of products sold                             28,010        32,351         57,841         60,164
      Selling and administrative expenses                7,398         8,238         16,420         16,825
      Employment contract settlement costs              -              -              8,914         -
                                                    -----------    ----------     ----------    -----------
                                                        35,408        40,589         83,175         76,989
                                                    -----------    ----------     ----------    -----------

      Income (loss) from operations                      2,589         5,250         (5,062)        10,788
                                                    -----------    ----------     ----------    -----------

Other income (expense), net:
      Investment income                                    263           199            479            309
      Interest expense                                    (222)          (91)          (365)          (174)
      Foreign exchange gain (loss)                         266           (10)           283            103
                                                    -----------    ----------     ----------    -----------
                                                           307            98            397            238
                                                    -----------    ----------     ----------    -----------

      Income (loss) before income taxes                  2,896         5,348         (4,665)        11,026
Provision (benefit) for income taxes                     1,223         1,384           (327)         3,087
                                                    -----------    ----------     ----------    -----------

      Net income (loss)                           $      1,673    $    3,964    $    (4,338)  $      7,939
                                                    ===========    ==========     ==========    ===========

Earnings (loss) per common share - Basic          $        .12    $      .27    $      (.31)  $        .55
                                                    ===========    ==========     ==========    ===========

      Basic weighted average shares                     13,902        14,474         13,882         14,460
                                                    ===========    ==========     ==========    ===========

Earnings (loss) per common share - Diluted        $        .12    $      .26    $      (.31)  $        .52
                                                    ===========    ==========     ==========    ===========

      Diluted weighted average shares                   14,405        15,091         13,882         15,173
                                                    ===========    ==========     ==========    ===========

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                                             Twenty-six weeks ended
                                                                             ----------------------
                                                                          January 28,        January 29,
                                                                             2007               2006
                                                                       ---------------    ---------------
Cash flows from operating activities:
      Net (loss) income                                              $         (4,338)  $          7,939
                                                                       ---------------    ---------------
      Adjustments to reconcile net (loss) income to
         net cash provided by operating activities:
           Depreciation and amortization                                        3,507              3,466
           Stock-based compensation expense                                       225                213
           Excess tax benefit from exercise of stock options                     (212)              (244)
           Employment contract settlement costs (includes $196 of
                stock option modification costs)                                5,914                  -
           Imputed interest related to employment settlement liability            111                  -
           Deferred taxes                                                      (2,307)               (81)
           Gain on sale of equipment                                             (107)                 -
           Foreign exchange gain                                                  (68)               (36)
           Inventory valuation reserve charges                                    424                488
           Reduction in accrual for contract losses                              (664)                 -
           Warranty reserve charges                                               634                167
           Changes in operating assets and liabilities:
                Trade accounts receivable                                       2,162             (1,291)
                Costs incurred and income
                   recognized in excess of billings on
                   uncompleted contracts and claims                               920             (2,865)
                Other receivables                                                (888)              (228)
                Inventories                                                    (1,499)            (3,491)
                Other current assets                                             (315)               (71)
                Accounts payable and accrued expenses                          (5,266)            (3,121)
                Billings in excess of costs incurred and
                  income recognized on uncompleted contracts                      146                457
                Income taxes payable                                            1,774              1,174
                Accrual for contract losses                                      (321)                85
                Advance payments on contracts                                   1,517              1,738
                Other, net                                                        209                259
                                                                       ---------------    ---------------
                     Total adjustments                                          5,896             (3,381)
                                                                       ---------------    ---------------

           Net cash provided by operating activities                            1,558              4,558
                                                                       ---------------    ---------------

Cash flows from investing activities:
      Acquisition of technology license                                          (179)              (825)
      Proceeds from sale of equipment                                             202                  -
      Capital expenditures                                                     (2,235)            (2,785)
                                                                       ---------------    ---------------
           Net cash used in investing activities                               (2,212)            (3,610)
                                                                       ---------------    ---------------

Cash flows from financing activities:
      Borrowings under bank line of credit                                      8,500              8,000
      Borrowings - other                                                        1,746                  -
      Proceeds from exercise of stock options                                   1,087                999
      Excess tax benefit from exercises of stock options                          212                244
      Payments under employment contract settlement                              (130)                 -
      Payments of long-term debt                                                 (440)              (753)
      Payments under bank line of credit                                       (8,500)            (8,000)
                                                                       ---------------    ---------------
           Net cash provided by financing activities                            2,475                490
                                                                       ---------------    ---------------

           Net increase in cash and cash equivalents                            1,821              1,438
Cash and cash equivalents at beginning of period                               22,303             20,331
                                                                       ---------------    ---------------
Cash and cash equivalents at end of period                           $         24,124   $         21,769
                                                                       ===============    ===============